UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2022

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Cityplace Drive, Suite 200 St. Louis, MO 63141
(Address of principal executive offices)

Registrant's telephone number, including area code (323) 538 5799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value US$0.001	VRDR	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words "expects," "anticipates," "intends," "believes" and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the sections "Description of Business," "Risk Factors." You should carefully review the risks described in this Current Report on Form 8-K and in other documents we file from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

All references in this Form 8-K to the "Company," "we," "us" or "our" are to Verde Resources, Inc.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On May 12, 2021, the Company, through its wholly-owned subsidiary Gold Billion Global Limited (“GBL”), a company incorporated under the laws of the British Virgin Islands, entered into a Share Sale Agreement in relation to the acquisition of the entire issued and paid-up share capital of Bio Resources Limited (the “Share Sale Agreement”) with Taipan International Limited, a company incorporated under the laws of the Labuan, and Borneo Resources Limited, a company incorporated under the laws of the Labuan, and other individuals. Under the terms of the Share Sale Agreement, the acquisition of the entire issued and paid-up share capital of BRL, through the Company’s wholly-owned subsidiary GBL, shall be satisfied by the issuance of 321,500,000 shares of the Company’s restricted common stock, par value $0.001 per share (the “Common Stock”) at a price per share of $0.03, and the issuance of promissory notes with a two-year term period for the amount of $20,355,000. The acquisition of BRL was consummated on October 12, 2022. The foregoing description of the Share Sale Agreement is qualified in its entirety by reference to the Share Sale Agreement which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Bio Resources Limited (“BRL”) is the beneficial and/or registered proprietor of the intellectual property known as “Catalytic Biofraction Process”, which is a slow pyrolysis process using a proprietary catalyst to depolymerise palm biomass wastes (empty fruit bunches or palm kernel shells) in temperature range of 350 degrees Celsius to 500 degrees Celsius to yield commercially valuable bio products: bio-oil, wood vinegar (pyroligneous acid), biochar and bio-syngas. The intellectual property is a second-generation pyrolysis process where non-food feedstock like palm biomass wastes is used as feedstock. Upon fulfilling UN’s (United Nations) ACM 22 protocol as well as LCA (Life Cycle Assessment) requirements, we anticipate that the by-products from this IP would lead to certification and issuance of Carbon Avoidance Credits as well as Carbon Removal Credits to generate carbon revenue for the company.

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CORPORATE HISTORY

Overview

We currently operate in two business segments: (i) gold exploration and mining through Champmark Sdn. Bhd., a Malaysian corporation (“CSB”); and (ii) production and distribution of renewable commodities through Verde Resources (Malaysia) Sdn. Bhd., a Malaysian corporation. We intend to develop operations in the distribution of THC-free cannabinoid products through Verde Life Inc., an Oregon corporation. The Company is also considering investment opportunities in other non-mining areas including the bioenergy industry and the food & beverage sector.

With its acquisition of Bio Resources Ltd (“BRL”), the Company acquired the intellectual property known as “Catalytic Biofraction Process”, which is a slow pyrolysis process using a proprietary catalyst to depolymerise palm biomass wastes (empty fruit bunches or palm kernel shells) in temperature range of 350 degree Celsius to 500 degree Celsius to yield commercially valuable bio products: bio-oil, wood vinegar (pyroligneous acid), biochar and bio-syngas. The intellectual property is a second-generation pyrolysis process where non-food feedstock like the palm biomass wastes is used as feedstock.

Pyrolysis systems decompose waste without the use of oxygen under varying pressurized conditions and at temperatures ranging from 300 degrees Celsius and 1,300 degrees Celsius. The major advantage of pyrolysis is that it is a cost-effective technology and helps curb environmental pollution. Pyrolysis systems are gradually replacing traditional incineration and gaining momentum in the waste to energy processing market addresses many of the pre-treatment issues and, when using high temperature and high-pressure, substantially reduce or eliminates pollutant. (Source: “Life Cycle Assessment of Waste-to-Bioenergy Processes: a Review” Pooja Ghosh, ... Arunaditya Sahay, in Bioreactors, 2020)

Our corporate chart is below:

(1) Verde Resources, Inc., a Nevada corporation, was incorporated on April 22, 2010.

(2) Gold Billion Global Limited,, a limited liability company incorporated under the laws of the British Virgin Islands, was incorporated on February 7, 2013. On May 18, 2022, it changed its name to Verde Resources Asia Pacific Limited.

(3) Champmark Sdn. Bhd. was incorporated under the laws of Malaysia on March 7, 1992.

(4) Verde Resources (Malaysia) Sdn. Bhd. was incorporated under the laws of Malaysia on January 17, 2022.

(5) The Wision Project Sdn. Bhd. was incorporated under the laws of Malaysia on November 16, 2018.

(6) Verde Renewables, Inc., a Missouri corporation, was incorporated on August 10, 2021.

(7)  Verde Estates LLC, a Missouri limited liability company, was incorporated on August 10, 2021.

(8)  Verde Life Inc., an Oregon corporation, was incorporated on October 26, 2021 .

(9)  Bio Resources Limited is incorporated as a limited liability company under the Labuan Companies Act 1990 on February 19, 2016 in the Federal Territory of Labuan, Malaysia.

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History

Verde Resources, Inc., a Nevada corporation, was incorporated on April 22, 2010.

Pursuant to the Assignment Agreement For The Assignment of Management Right in Merapoh Gold Mines in Malaysia (“Assignment Agreement”) dated October 25, 2013, and a Supplementary Agreement dated February 17, 2014 on further clarifications to the Assignment Agreement signed by the Company with Federal Mining Resources Limited, a company incorporated under the laws of the British Virgin Islands (“FMR”), the 100% interest of FMR in GBL was transferred to VRDR at a consideration of $1. This transaction was recorded as a reverse acquisition in accordance with ASC 805-40 “Reverse Acquisitions”. The legal parent was VRDR, which was the accounting acquiree, while GBL was the accounting acquirer. There was a 15% non-controlling interest of CSB after the acquisition. This transaction was accounted for as a recapitalization effected by a share exchange, wherein GBL with its 85% deemed subsidiary CSB was considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

Prior to the acquisition of GBL, on July 1, 2013, FMR had assigned its rights and obligations pursuant to its 85% interest in Champmark Sdn Bhd (“CSB”) to GBL. According to ASC 810-05-08 A, CSB is a deemed subsidiary of GBL because due to the assignment, GBL had gained control of the Board of Directors of CSB, GBL’s rights to receive future benefits and residual value, and GBL’s obligation to absorb losses and provide financing for CSB. GBL had the power to direct the activities of CSB that most significantly impact CSB’s economic performance, and the obligation to absorb losses or receive benefits of CSB that could potentially be significant to CSB. Accordingly, GBL was the primary beneficiary of CSB. Under 810-23-42, 43, it was determined that CSB was de-facto agent and GBL, the principal, and consequently, CSB was considered as a deemed subsidiary of GBL beginning July 1, 2013.

With the above transactions, GBL became a wholly-owned subsidiary of the Company and CSB, its 85% deemed indirect subsidiary.

On April 1, 2014, the Board of Directors of GBL notified Federal Mining Resources Limited (“FMR”) of the decision to exercise its option to purchase an 85% equity interest of Champmark Sdn Bhd (“CSB”) pursuant to Section 3.2.4 of the Management Agreement dated July 1, 2013, between GBL and FMR. This acquisition was completed on April 1, 2014, with consideration of $1, and GBL then became an 85% shareholder of CSB.

Effective February 20, 2016, Mr. Wu Ming Ding resigned from all of his positions as President and Director of the Company, with Mr. Balakrishnan B S Muthu being appointed President to fill the vacancy created. Effective February 20, 2016, Mr. Chen Ching was appointed Director of the Company and the entire Board of Directors then consisted of Mr. Balakrishnan B S Muthu and Mr. Chen Ching.

Effective February 2, 2018, the Company’s Articles of Incorporation were amended to increase the authorized shares of the Company from 250,000,000 shares of common stock to 10,000,000,000 shares of common stock. A copy of the Certificate of Amendment was filed with the Nevada Secretary of State. The Form 8K announcing the increase of the authorized shares of the Company was filed with SEC on February 6, 2018.

Effective March 31, 2021, Mr. Carl M. Craven was appointed Director of the Company and the entire Board of Directors now consists of Mr. Balakrishnan B S Muthu, Mr. Chen Ching and Mr. Carl M. Craven. The Form 8-K announcing the change in officers and directors were filed with SEC on April 1, 2021.

On June 18, 2021, GBL entered into a Shares Sale Agreement with Lamax Gold Limited (“LGL”), a company incorporated under the laws of the British Virgin Islands, in relation to acquisition of the remaining 15% of the issued and paid-up share capital of CSB for a consideration of MYR 150,000 ($35,669). Prior to this acquisition, GBL owned 85% equity in CSB. Upon completion of the acquisition on October 20,2021, CSB became a wholly owned subsidiary of GBL, and indirectly, of the Company.

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On August 10, 2021, the Company formed a wholly owned subsidiary, VRI, for the purpose of conducting business in Missouri (using dairy manure to produce biochar and related products). Another entity, Verde Estates, LLC, was also formed on August 10, 2021 to own property in Missouri. Verde Estates, LLC is a wholly owned branch of Verde Renewables, Inc.

On November 15, 2021, the Company formed a wholly owned subsidiary, Verde Life Inc., an Oregon corporation, for the purpose of conducting business in the distribution of THC-free cannabinoid products.

On January 17, 2022, the Company formed a wholly owned subsidiary, Verde Resources (Malaysia) Sdn. Bhd, a company incorporated under the laws of Malaysia, for the purpose of conducting consultation services and distribution of renewable agricultural commodities.

On March 23, 2022, the Company, through Verde Resources (Malaysia) Sdn Bhd, entered into a Sale of Shares Agreement (“SSA”) with The Wision Project Sdn Bhd (“Wision”), a company incorporated under the laws of Malaysia, to acquire the one hundred percent (100%) of the issued and paid up ordinary shares in Wision. This acquisition consummated on March 23, 2022.

On April 19, 2022, the Company, through its wholly-owned subsidiary Verde Resources (Malaysia) Sdn Bhd (“Verde Malaysia”), a company incorporated in Malaysia, entered into Term Sheet for Regenerative Carbon Negative Agriculture Initiative (the “Borneo Agreement”) with The Borneo Food Group Sdn. Bhd (“SB”), a company incorporated in Malaysia, to supply proprietary blend of various carbon negative agricultural products such as plant natural enzyme, FAA bio enzyme and enriched biochar to SB. SB is a wholly-owned subsidiary of Borneo Oil Berhad (BORNOIL), a company listed on the Main Board Stock Exchange of Malaysia and an affiliate of the Company by virtue of owning more than 10% shares of the Company’s Common Stock. Under the Borneo Agreement, Verde Malaysia has the expertise, technical know-how supply of proprietary blend of various carbon negative agricultural products to assist SB in achieving a long term and consistent supply of various agriculture produce for its business while ensuring that all ingredients utilized by SB is farmed in a sustainable and environmentally friendly manner which is not just carbon neutral but carbon negative to create a long term carbon negative footprint. Verde Malaysia will provide the services and supply the proprietary blend of various carbon negative agricultural products to SB at the agreed fixed rates which may be subject to price increase in the event of any drastic fluctuations in the cost of fuel and/or related production costs with a minimum notice of two weeks in writing to SB. The term of the Borneo Agreement will be for a fixed period of five (5) years commencing from May 1, 2022 to April 30, 2027, and both parties may extend the agreement for a further term as may be mutually agreed on terms to be separately negotiated. The foregoing description of the Borneo Agreement is qualified in its entirety by reference to a form of the Borneo Agreement which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

On April 25, 2022, the Company issued a total of 8,445,946 restricted common shares for $1,000,000 at $0.1184 per share to two non-US shareholders.

On April 29, 2022, Verde Renewables, Inc. (“VRI”) a wholly owned subsidiary of the Company, closed on the purchase of residential property located in Chesterfield, Missouri (the “Property”). The purchase price for the Property was $750,000.00 paid in cash at closing. The Company used cash on hand to purchase the Property. The Property was purchased from Yimin Huang and Claudine Huang (the “Sellers”). There were no material relationships between the Sellers and the Company or any of its affiliates. The Company plans on holding the property as an investment and using it for corporate housing.

On October 12, 2022, we consummated the acquisition of Bio Resources Ltd (“BRL”), which owns the intellectual property known as “Catalytic Biofraction Process”, a slow pyrolysis process using a proprietary catalyst to depolymerise palm biomass wastes (empty fruit bunches or palm kernel shells) in temperature range of 350 degree Celsius to 500 degree Celsius to yield commercially valuable bio products: bio-oil, wood vinegar (pyroligneous acid), biochar and bio-syngas. The intellectual property is a second-generation pyrolysis process where non-food feedstock like the palm biomass wastes is used as feedstock.

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DESCRIPTION OF OUR BUSINESSES

As a result of the consummation of BRL, we currently operate in two business segments: (i) gold exploration and mining through Champmark Sd. Bhd., a Malaysian corporation (“CSB”); and (ii) production and distribution of renewable commodities through Verde Resources (Malaysia) Sdn. Bhd., a Malaysian corporation. We intend to develop operations in distribution of THC-free cannabinoid products through Verde Life Inc., an Oregon corporation.

Exploration and Mining Business Segment

According to BMI Research, global gold mine output growth will increase over the next few years, supported by higher gold prices and solid projects in key countries. BMI Research forecasts that global gold production will increase from 105moz in 2018 to 125moz by 2026, averaging a 2.3% annual growth. This represents a slight deceleration in growth rate compared with the previous eight-year average of 3.1%.

Contractual Arrangements

Our exploration and mining business is currently provided through contractual arrangements with CSB through our wholly-owned subsidiary Verde Resources Asia Pacific Limited fka GBL.

CSB, the variable interest entity, or VIE, of Verde Resources Asia Pacific Limited fka GBL, sells gold minerals directly to the registered gold trading company in Malaysia. We have been and are expected to continue to be dependent on our VIE to operate our exploration and mining business. Verde Resources Asia Pacific Limited fka GBL has entered into contractual arrangements with its VIE, which enable us to exercise effective control over the VIE, receive substantially all of the economic benefits from the VIE, and have the option to purchase equity interests in the VIE.

On July 1, 2013, the Company’s subsidiary Verde Resources Asia Pacific Limited fka GBL entered into a series of agreements (“VIE agreements”) with FMR as follows:

1.	Management Agreement, FMR entrusted the management rights of its subsidiary CSB to Verde Resources Asia Pacific Limited fka GBL that include:

	i.)	management and administrative rights over the day-to-day business affairs of CSB and the mining operation at Site IV-1 of the Merapoh Gold Mine;
	ii.)	final right for the appointment of members to the Board of Directors and the management team of CSB;
	iii.)	act as principal of CSB;
	iv.)	obligation to provide financial support to CSB;
	v.)	option to purchase an equity interest in CSB;
	vi.)	entitlement to future benefits and residual value of CSB;
	vii.)	right to impose no dividend policy;
	viii.)	human resources management.

2.

Debt Assignment, FMR assigned to GBL the sum of money in the amount of three hundred nine thousand three hundred thirty one dollars and ninety-two cents (US$ 309,331.92), now due to GBL from CSB under the financing obligation from the FMR to CSB.

With the above agreements, Verde Resources Asia Pacific Limited fka GBL demonstrated its ability to control CSB as the primary beneficiary and the operating results of the VIE are included in our condensed consolidated financial statements.  The foregoing descriptions of the Management Agreement and Debt Assignment Agreement are qualified in their entirety by reference to a form of the Management Agreement and Debt Assignment Agreement which are filed as Exhibit 10.3 and Exhibit 10.4 to this Current Report and are incorporated herein by reference.

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CSB holds the operating right to Merapoh Gold Mine (the “Mine”) with all regulatory and government operating licenses in Malaysia.

On April 1, 2014, Verde Resources Asia Pacific Limited fka GBL purchased 85% equity interest of CSB. On June 18, 2021, Verde Resources Asia Pacific Limited fka GBL acquired the remaining 15% of the issued and paid-up share capital of CSB. Upon completion of the acquisition on October 20,2021, CSB became a wholly owned subsidiary of Verde Resources Asia Pacific Limited fka GBL, and indirectly, of the Company.

Current Mining Property and Location

Merapoh Gold Mine (the “Mine”)

The Merapoh Gold Mine is located in northern Pahang, with convenient road access through Kelantan directly to the mine site and is about 400 kilometers away from Kuala Lumpur. The Mine is located in the middle of Malaysia’s gold metallogenic belt. The central gold belt is the source of the majority of the gold deposits in the peninsula. It lies between the western and eastern tin belts and extends from Kelantan (Sungai Pergau, Sungai Galas) to Pahang (Merapoh, Kuala Lipis, Raub), Terengganu (Lubuk Mandi), Negri Sembilan and Johor (Gunung Ledang).

Mine Area:

Site IV-1 of the Merapoh Gold Mine consists of a mining area of 400 acres with mining lease.

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Location and Access:

The Merapoh Gold Mine is about 280km from Kuala Lumpur, and 50km from Kuala Lipis, the former state capital of Pahang, accessible via secondary paved highways with a new major highway under construction was completed in 2018/19. The geological coordinates of the mine are 101 ° 58 ′ , 4 ° 35 ′.

Type of Claim:

Champmark Sdn Bhd, the subsidiary of Verde Resources Asia Pacific Limited fka GBL, is the Mining Contractor of the Mining Lease for Site IV-1 of the Merapoh Gold Mine under the Contract for Work with MMC Corporation Berhad, the Permit Holder of the Mining Lease.

Identifying Information of the Merapoh Gold Mine:

Mining Right:

Mining Lease No.: ML 02/20 22

Operational Mining Scheme No.: PTG.PHG.(ML).16/015/ 05/23.2019

Concession Period: From April 18, 2022 to April 17, 2024.

Regional Geology:

The Malaysia Central Gold Belt runs along the entire backbone of Peninsular Malaysia, extending further to the north. It was formed between the Sibumasu block in the west and Manabor block in the east that runs along major mineral deposits in Thailand, Myanmar and China. The regional gold deposits were made of Epithermal deposits that formed in a series of volcanic environment, where the tensional fractures along the subduction zone allows the intrusion of mineral rich acidic magma within deep faults.

Rock Formations and Mineralization:

Site IV-1 of the Merapoh Gold Mine covers an area of 400 acres with mineralization structure being Permian limestone dominating the South-East portion, felsic volcanic tuff in the Western portion of the area and intrusive dacite rock to the north-west of the area. Tectonic contact within the sheer zone of creates epithermal mineralization, forming a mineral rich vein along the contact zone. The mineralized zone is made of highly altered tuffacaous rock with abundant pyrite dissemination and a moderately spaced quartz vein.

Work Completed and Present Condition:

Lode gold exploration on Site IV-1 of Merapoh Gold Mine has commenced since 2011 and still in progress with both in-house drilling team and third party drilling services running in parallel to expedite data collection to generate a comprehensive JORC compliant gold reserve report. There was no gold ore extraction since 2019 and the company has been engaged on the sales of wash sand extracted from Site IV-1 of Merapoh Gold Mine to customers in Malaysia since January 2021.

Equipment, Infrastructure and Other Facilities of the Merapoh Gold Mine:

Parlongs

These are basic production plants and the processing method employed five high powered manual water guns, angled water buffering control and 5-lane carpeted sluice with lateral barriers. The processing capacity is between 40 - 45 tons per hour.

OPS 1

This is a modified production plant and the processing method employed four high powered manual water guns, tapered rotating screen scrubber, angled water flow buffering and 3-lane carpeted sluice with lateral barriers. The processing capacity is between 30 - 35 tons per hour.

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GS 150

This is a non-self-propelled mobile production plant and the processing method employed fixed spray guns, 6m x 2m rotating screen scrubber, 6-lane carpeted sluice with lateral barriers and conveyer belt pebble dispenser. The processing capacity is between 25 - 30 tons per hour.

GS 120

This is a self-propelled mobile plant with concentrator and the processing method employed fixed spray guns, 4m x 3m rotating screen scrubber, fixed screen, conveyer belt pebble dispenser and triple concentrator processor. The processing capacity is between 15 - 20 tons per hour.

Description of Processing Facilities:

Process for removing ore concentrates from the ore body

1.	The ore body is transported to the treatment plants in vehicles capable of hauling huge, heavy loads.
2.	The ore body is separated into Ore Type 1 Stockpile and Ore Type 2 Stockpile.
3.	The monitor washes finer gold bearing material off larger rocks which is screened on an inclined coarse wire screen.
4.	An excavator is used to turn over the rocks so wash is removed from all sides of the coarse material.
5.	A monitor pushes the rock down the inclined coarse screen where the course is removed and stockpiled at the bottom.
6.	Finer material passes through the mesh screen into the sluice system and runs over the sluice.
7.	The carpets are removed and taken to refining facility for gold recovery.
8.	A suction pipe recovers water of the fine tailings pond for use in the system.

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Refining of the concentrate

1.	The carpets holding concentrate from the sluice are brought to a shed in the camp site where the gold is refined.
2.	The first stage of the refining is to wash the gold containing concentrate into large bins. This is pumped to a jig and shaking table.
3.

Nuggets are handpicked from the coarse fraction and the fine fraction is amalgamated to remove the gold. After distillation, gold from the amalgam and the coarse are melted with flux and the gold is poured into small bars.

Description of Operations:

Historically

The Merapoh Gold Mine commenced exploratory operation in alluvia mining and achieved its first gold pour in July 2011. Through the years of operation, the Company has performed ongoing exercises to improve upon the matching of processing method with the types of ore in order to optimize cost to recovery ratio. In an effort to enhance the efficiency of mine operations at the Merapoh Gold Mine, Champmark Sdn Bhd (“CSB”) entered into an Operation Term Sheet (“OTS”) agreement in July 2013 to outsource the exploitation works of alluvial gold resources at Site IV-1 of the Merapoh Gold Mine to a third party subcontractor Borneo Oil & Gas Corporation Sdn Bhd (“BOG”). BOG became the Company’s shareholder on January 29, 2014, and was no longer a third party subcontractor.

During the twelve months ended June 20, 2021, and to the date of this report, we did not extract any gold ore from the Merapoh Gold Mine as gold mineral reserves have been depleted. As a result, we have not generated revenues from sales of gold concentrate sold since May 1, 2021. Since January 2021, we have generated revenue from sales of wash sand to customers in Malaysia.

Currently

We currently operate on Site IV-1 of the Merapoh Gold Mine and provide natural mineral resource extraction management services. We do not own any title and/or concession right in any mines. As of the date of this report, however, the Merapoh Gold Mine property is without known reserves. Because gold mineral reserves from this mine have been depleted, we intend to focus our operations on this site on mining other resources such as limestones.

As our business is affected by the fluctuations of gold prices, we intend to diversify our product line by acquiring mining projects with potential for different mineral resources other than gold. We continue to hold discussions with other mining companies for potential collaboration to carry out exploration and exploitation works on other mineral resources in the Southeast Asia region.

We have negotiated with Malaysia state agency PKNP to obtain a 2-year lease for a new mining location that is located approximately 5 kilometers away from our current Merapoh mine site. We have already paid the leasing premium and are awaiting clearance from the Malaysia Forest Department to obtain the required mining lease certificate.  The Forest Department is in the process of appointing the contractor for the forest clearance, and subject to the impacts caused by the “Movement Control Order” imposed by the Malaysian government to mitigate the effects of COVID-19, we hope to obtain the mining lease certificate by mid-2023.

Production and Distribution of Renewable Commodities

The Company conducts its production and distribution of renewable commodities business Verde Resources (Malaysia) Sdn. Bhd., a Malaysian corporation, and the recently acquired Bio Resources Ltd (“BRL”), which owns the intellectual property known as “Catalytic Biofraction Process”, which is a slow pyrolysis process using a proprietary catalyst to depolymerise palm biomass wastes (empty fruit bunches or palm kernel shells) in temperature range of 350 degree Celsius to 500 degree Celsius to yield commercially valuable bio products: bio-oil, wood vinegar (pyroligneous acid), biochar and bio-syngas. The intellectual property is a second-generation pyrolysis process where non-food feedstock like the palm biomass wastes is used as feedstock. The success of venturing into the green industry is dependent on the completion of the acquisition subject to auditing and due diligence exercise to ascertain the valuation of BRL.

Pyrolysis systems decompose waste without the use of oxygen under varying pressurized conditions and at temperatures ranging from 300 degrees Celsius and 1,300 degrees Celsius. The major advantage of pyrolysis is that it is a cost-effective technology and helps curb environmental pollution. Pyrolysis systems are gradually replacing traditional incineration and gaining momentum in the waste-to-energy processing market because it addresses many issues encountered during pre-treatment and, when using high-temperature and high pressure, substantially reduces or eliminates pollutants. (Source: “Life Cycle Assessment of Waste-to-Bioenergy Processes: a Review” Pooja Ghosh, ... Arunaditya Sahay, in Bioreactors, 2020)

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Verde Resources (Malaysia) Sdn. Bhd. currently operates the only true oxygen negative commercial type pyrolysis facility in East Malaysia or Sabah. Its propriety systems design, located in Sabah’s east coast town Lahad Datu, has a daily production capability to produce over 10 tons of raw biochar per given operational day. Furthermore, the raw biomass materials utilized for the carbonize production to biochar are solely oil palm oil mill waste; empty fruit bunches (EFB) and palm kernel shell (PKS).

Biochar has an excellent potential for being used in agriculture as an additive binder and storage for natural, organic fertilizers, microflora & fauna, and water that, in turn, assists in the eventual regeneration of the soil into a more productive ‘living’ food producing medium. As agriculture becomes more productive with the use of biochar enhanced soil, more plant biomass is readily grown and more carbon dioxide CO2 is removed from the atmosphere.

By mixing biochar in appreciable quantities with soil, the need for tillage is also reduced and eventually eliminated, which allows more carbon to remain in the soil. The biochar is also a sequestering ‘sink’ in which carbonized biomass is permanently trapped in a stable form for hundreds or thousands of years.

Biochar is also important to utilize its permanent, stable structure in both the power and construction industries. Companies globally are using biochar produced from regenerating plant waste materials to make several varieties of bio-coal that have equal or better heat-producing calorific values than mined coal. Coal is not regenerating but a fixed, discovered amount available through environmentally destructive mining.

Biochar is also being utilized in the construction industries by mixing it with concrete used for buildings, commercial ports, or mixing it with asphalt to make roads. This adds to the amount of carbon that is permanently secured and also aids in the overall quality of the construction materials themselves.

Presently in Malaysia, the only true, commercial, negative oxygen pressure, pyrolysis system that carbonizes regenerating plant waste material into biochar is located in Lahad Datu, Sabah. Biochar is readily being sold both on Shopee and Lazada but in small volume quantities as the production is primarily from low-oxygen burning devices that are homemade. As more awareness and knowledge of biochar is disseminated to both private and public institutions, we believe that there is a potential for the oil palm mills to consider operating their own, dedicated true pyrolysis systems.

Distribution of THC-free Cannabinoid Products

Effective July 7, 2021, GBL, entered into a Product Supply Agreement with MRX Xtractors, LLC (“MRX”), based in Oregon, USA (the “Supply Agreement”). MRX is the market leader in commercial extraction systems for cannabis and hemp. Pursuant to the Supply Agreement, GBL was appointed the nonexclusive right to distribute certain MRX’s products to certain eligible customers for a period of three years. GBL is also entitled to white-label THC-free CBD Products so from MRX. In the future, Verde intends to purchase the Products from MRX to market, sell and distribute such Products to its industrial customers, which are companies that meet the regulations in the jurisdictions they operate. The foregoing description of the Supply Agreement is qualified in its entirety by reference to a form of the Supply Agreement which is filed as Exhibit 10.5 to this Current Report and is incorporated herein by reference.

Apart from the mining industry, the Company has taken steps to look into investment opportunities in the non-mining areas that include the bioenergy industry and the food & beverage sector.

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INTELLECTUAL PROPERTY AND PATENTS

We expect to rely on patents, trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect our “BIOFRACTION” brands and services. These legal means, however, afford only limited protection and may not adequately protect our rights. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of resources and management attention. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and harm our operating results.

The laws of Malaysia and our target countries may not protect our brand and services and intellectual property to the same extent as U.S. laws, if at all. We may be unable to fully protect our intellectual property rights in these countries. Further, companies in the internet, social media technology and other industries may own large numbers of patents, copyrights and trademarks and may frequently request license agreements, threaten litigation or file suit against us based on allegations of infringement or other violations of intellectual property rights.

We intend to seek the widest possible protection for significant product and process developments in our major markets through a combination of trade secrets, trademarks, copyrights and patents, if applicable. We anticipate that the form of protection will vary depending upon the level of protection afforded by the particular jurisdiction. In certain countries where intellectual property protection may be more limited and difficult to enforce. In such instances, we may seek protection of our intellectual property through measures taken to increase the confidentiality of our findings.

We intend to register trademarks as a means of protecting the brand names of our companies and products. We intend protect our trademarks against infringement and also seek to register design protection where appropriate.

We rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. We expect that, where applicable, we will require our employees to execute confidentiality agreements upon the commencement of employment with us. We expect these agreements to provide that all confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. The agreements will also provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of our company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

COMPETITION

The market size depends on various marketing & sales venues and innovative schemes to cater to potential buying companies that would use the Verde products as part or constituents in the production of their own specialized products.  This venue could easily include all of Asia and even Australia.   General consumers are now relatively high with regards to what the world experienced during the Covid years 2020 to 2021 that restricted movement that curtailed shopping and the purchase of food.  Many consumers are now arranging their own gardens and are keen on being environmentally aware of the use of biochar and wood vinegar in their family-based, defined agriculture.   Verde Malaysia's regenerative farming initiatives are undertaking the use of biochar in large volumes for cooperative community farming ventures.  The effort also includes the introduction of Verde Malaysia products to the oil palm plantations with test plots set up to acquire data and fully document the "before" and "after" scenarios.  Once this Verde Malaysia regenerative farming initiative includes sales to the State's major oil palm plantations, this will greatly open up a huge product demand to save on expensive chemical-based NPK fertilizers by using various Verde products to replace these harmful chemicals eventually.

The markets for our products and services are highly competitive, with companies offering a variety of competitive products and services. We compete with manufacturers and distributors of traditional fertilizers as well as alternative regenerative fertilizer producers and distributors. We expect competition in our markets to intensify in the future as new and existing competitors introduce new or enhanced products and services that are potentially more competitive than our products and services. We believe many of our competitors and potential competitors have significant competitive advantages, including longer operating histories, ability to leverage their sales efforts and marketing expenditures across a broader portfolio of products and services, larger and broader customer bases, more established relationships with a larger number of suppliers, contract manufacturers, and channel partners, greater brand recognition, and greater financial, research and development, marketing, distribution, and other resources than we do and the ability to offer financing for projects.  These factors may allow our competitors to benefit from their existing customer base with lower acquisition costs or to respond more quickly than we can to new or emerging technologies and changes in customer requirements.  Our competitors and potential competitors may also be able to develop products or services that are equal or superior to ours, achieve greater market acceptance of their products and services, and increase sales by utilizing different distribution channels than we do. Some of our competitors may aggressively discount their products and services in order to gain market share, which could result in pricing pressures, reduced profit margins, lost market share, or a failure to grow market share for us. If we are not able to compete effectively against our current or potential competitors, our prospects, operating results, and financial condition could be adversely affected.

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EMPLOYEES

As of October 1, 2022, the Company has the following employees:

Senior Management	8
Sales and Marketing	3
Production	17
Information System Technology	4
Administration / Finance / HR	4
Others	2
Total	38

30 and 8 of our employees are located in Malaysia and the United States, respectively. None of our employees are members of a trade union. We believe that we maintain good relationships with our employees and have not experienced any strikes or shutdowns and have not been involved in any material labor disputes.

We are required to contribute to the Employees Provident Fund (EPF) under a defined contribution pension plan for all eligible employees in Malaysia between the ages of eighteen and seventy. We are required to contribute a specified percentage of the participant’s income based on their ages and wage level. The participants are entitled to all of our contributions together with accrued returns regardless of their length of service with the Company.

The EPF is a social security institution formed according to the Laws of Malaysia, Employees Provident Fund Act 1991 (Act 452) which provides retirement benefits for members through management of their savings in an efficient and reliable manner. The EPF also provides a convenient framework for employers to meet their statutory and moral obligations to their employees.

We intend to hire more staff to assist in the development and execution of our business operations.

GOVERNMENT AND INDUSTRY REGULATIONS

The exploration and development of a mining prospect in Malaysia is subject to regulation by a number of governmental authorities. The regulations address many environmental issues relating to air, soil and water contamination and apply to many mining related activities including exploration, mine construction, mineral and ore extraction, ore milling, water use, waste disposal and use of toxic substances.

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The Mineral Development Act of 1994 (“MDA”) defines the powers of the Federal Government on matters pertaining to the inspection and regulation of mineral exploration, mining and other related issues. The legislation is enforced by the Department of Minerals and Geosciences of Malaysia.

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The State Mineral Enactment (“SME”) provides that each State has its own legislation to govern mining activities within its jurisdiction. The State Mineral Enactment provides the States with the powers and rights to issue mineral prospecting and exploration licenses and mining leases and other related matters.

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Continental Shelf Act of 1966 is an Act relating to continental shelf of Malaysia, the exploration thereof and the exploitation of its natural resources. Application of license for mining activities on getting sand from sea-bed is regulated under this Act.

In addition, we are subject to regulations relating to labor standards, occupational health and safety, mine safety, general land use, export of minerals and taxation. Many of the regulations require permits or licenses to be obtained and the filing of certain notices, the absence of which or inability to obtain will adversely affect the ability for us to conduct our exploration, development and operation activities. The failure to comply with the regulations and terms of permits and licenses may result in fines or other penalties or in revocation of a permit or license or loss of a prospect.

Malaysia has not yet enacted regulations specifically for pyrolysis systems.  The Company using a pyrolysis system will operate in designated industrial zones and maintain valid operating and trading licenses that may include Environmental Impact Assessments, and inspections by Malaysian government agencies for health & safety such as Bomba.

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Malaysia has not enacted regulations specifically applicable to pyrolysis systems.  The Company will operate its pyrolysis system in designated industrial zones and maintain valid operating and trading licenses that may include Environmental Impact Assessments, and inspections by Malaysian government agencies for health & safety.

INSURANCE.

Insurance companies in Malaysia offer limited business insurance products. While business interruption insurance is available to a limited extent in Malaysia, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we could face liability from the interruption of our business as summarized under “Risk Factors - Risks Related to Our Business - We do not carry business interruption insurance so we could incur unrecoverable losses if our business is interrupted.

CORPORATE INFORMATION

Our corporate and executive office is located at 2 Cityplace Drive, Suite 200, St. Louis, Missouri 63141, telephone number (323) 538 5799.

NEAR-TERM REQUIREMENTS FOR ADDITIONAL CAPITAL

We believe that we will require approximately $2 million over the next 18 months to implement our business plan. For the immediate future, we intend to finance our business expansion efforts through loans and investments from existing shareholders, financial institutions and investors.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus before making an investment decision. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of the statements in “Risk Factors” are forward looking statements.

Risks Related to Our Mining and Biochar Businesses and Industries.

Our pyrolysis operations in Malaysia is dependent upon the availability of raw biomass feedstocks. If we are unable to obtain raw biomass feedstocks at an acceptable price, our ability to process biochar may be significantly reduced.

Raw, unprocessed, and uncarbonized, Palm Kernel Shell (PKS) is considered a viable commodity and is exported from Sabah to various Asia buyers, especially to Japan. This export trade affects the overall market value of the PKS and may raise prices as well as limit raw feedstock availability for Verde Malaysia's ongoing operations to produce biochar, wood vinegar, and fuel oils. In contrast to PKS, EFB is readily available and is considered bio-waste with little to no commercial value. In the event that we are unable to obtain PKS, we may consider using empty fruit bunches (EFB) which is more readily available as feedstock. EFB at the moment is considered real and preset biowaste with little or no value.

We currently operate on one single mining site located in Malaysia and have historically relied upon sales of gold mineral mined from this site for revenue. However, our sole mining site has been depleted of gold minerals. If we are unable to successfully transition to other sources of revenue or acquire additional mining sites, our results of operations may be materially and adversely affected.

Our core mining business has historically been the sale of gold minerals to customers in Malaysia. Our sole mining site has currently been depleted of gold minerals, and we are in the process of focusing on mining other resources such as limestone from our existing site. We are also awaiting governmental clearance to obtain a two year lease on an additional mining site located approximately 5 kilometers from our existing site. We have not generated any revenues from the sale of gold minerals since June 2020. We have relied upon sales of wash sand and sales of biochar and other renewable commodities for revenue. Unless we are able to successfully acquire additional mining sites, mine other resources from our current site, or generate revenue from sales of biochar and other renewable commodities, our results of operations may be materially and adversely affected.

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Our core mining business in mining is dependent on obtaining all required permits and licenses to place any properties into production.

Our current and future core mining operations, including development activities and commencement of production, require permits from governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety, and other matters. Companies engaged in mineral property exploration and the development or operation of mines and related facilities generally experience increased costs, as well as delays in production and other schedules as a result of the need to comply with applicable laws, regulations, and permits. We cannot predict if all permits that we may require for exploration, development, or construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms, if at all. Costs related to applying for and obtaining permits and licenses may be prohibitive and could delay our planned exploration and development activities. Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations, and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on our operations and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

Mining operations are subject to extensive and costly environmental laws and regulations, and such current and future laws and regulations could materially increase our operating costs or limit our ability to produce and sell our mining products and services.

The mining industry is subject to numerous and extensive Malaysian federal, state and local environmental laws and regulations, including laws and regulations pertaining to permitting and licensing requirements, air quality standards, plant and wildlife protection, reclamation and restoration of mining properties, the discharge of materials into the environment, the storage, treatment and disposal of wastes, protection of wetlands, surface subsidence from underground mining, and the effects that mining has on groundwater quality and availability. The costs, liabilities and requirements associate with these laws and regulations are significant, time- consuming and may delay commencement or continuation of our operations. In addition, new regulations or requirements or increases in excise taxes, income taxes, property and sales taxes and international tariffs, could materially adversely affect our financial results.

Our sales and profitability are dependent on the price of oil, natural gas and electricity, which has been significantly volatile recently.

Our biochar products are dependent on the prices of traditional energy sources. The process of converting organic waste into power and biochar is an energy intensive process. As the price of energy increases, the economic justification for our products increases. At the same time, as the price for traditional fuel decreases, there is less incentive for customers to purchase our products and it may impair our ability to sell our products.

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We do not carry business interruption insurance so we could incur unrecoverable losses if our business is interrupted.

We are subject to risk inherent to our business, including equipment failure, theft, natural disasters, industrial accidents, labor disturbances, business interruptions, property damage, product liability, personal injury and death. We do not carry any business interruption insurance or third-party liability insurance or other insurance to cover risks associated with our business. As a result, if we suffer losses, damages or liabilities, including those caused by natural disasters or other events beyond our control and we are unable to make a claim against a third party, we will be required to bear all such losses from our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

We are also subject to other risks and uncertainties that affect many other businesses which are unpredictable and in certain instances are outside of our control, including:

Increasing costs of oil, gas and other energy;
increasing costs, the volatility of costs and funding requirements and other legal mandates for employee benefits, especially pension and healthcare benefits;

the increasing costs of compliance with federal, state and foreign governmental agency mandates (including the Foreign Corrupt Practices Act) and defending against inappropriate or unjustified enforcement or other actions by such agencies;

the impact of any international conflicts on the U.S. and global economies in general, the gold industry or us in particular, and what effects these events will have on our costs or the demand for our products and services;

any impacts on our business resulting from new domestic or international government laws and regulation;
the impact of technology developments on our operations and on demand for our products and services;
widespread outbreak of an illness or any other communicable disease, or any other public health crisis;
availability of financing on terms acceptable to our ability to maintain our current credit ratings, especially given the capital intensity of our operations;
the impact of intellectual property infringement on our ability to compete;
our ability to diversify and grow our products and services revenue;
changes in macroeconomic conditions, political and legal environments;
adverse legal proceedings or regulatory enforcement actions, judgments, settlements, or other legal proceeding and enforcement-related costs;
our ability to attract and retain talent; and
our ability to compete with our competitors.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We may rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. However, trade secrets are difficult to protect. We limit disclosure of such trade secrets where possible but we also seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who do have access to them, such as our employees, contract manufacturers, consultants, advisors and other third parties. Despite these efforts, any of these parties may breach the agreements and may unintentionally or wilfully disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. Moreover, if any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

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Risks Related to our Operations in Malaysia

We face the risk that changes in the policies of the Malaysian government could have a significant impact upon the business we may be able to conduct in Malaysia and the profitability of such business.

We have conducted and expect to continue to conduct our operations and generate our revenue in Malaysia. Accordingly, economic, political and legal developments in Malaysia will significantly affect our business, financial condition, results of operations and prospects. Policies of the Malaysian government can have significant effects on economic conditions in Malaysia. While we believe that Malaysia will continue to strengthen its economic and trading relationships with foreign countries and that business development in Malaysia will continue to follow market forces, we cannot assure you that this will be the case. Our interests may be adversely affected by changes in policies by the Malaysian government, including:

☐	changes in laws, regulations or their interpretation especially with respect to Malaysia;
☐	confiscatory taxation;
☐	restrictions on currency conversion, imports or sources of supplies, or ability to continue as a for-profit enterprise;
☐	expropriation or nationalization of private enterprises; and
☐	the allocation of resources.

The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) to be permitted to inspect the issuer's public accounting firm within three years. This three-year period will be shortened to two years if the Accelerating Holding Foreign Companies Accountable Act is enacted. If the U.S. securities regulatory agencies are unable to conduct such investigations, they may suspend or de-register our registration with the SEC and delist our securities from applicable trading market within the US.

The Holding Foreign Companies Accountable Act was signed into law on December 18, 2020, and requires Auditors of publicly traded companies to submit to regular inspections every three years to assess such auditors’ compliance with applicable professional standards. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. On September 22, 2021, the PCAOB adopted rules to create a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions. The PCAOB has made such designations as mandated under the HFCA Act. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future.

Our Auditor is based in Kuala Lumpur, Malaysia and is subject to PCAOB inspection. It is not subject to the determinations announced by the PCAOB on December 16, 2021. However, in the event the Malaysian authorities subsequently take a position disallowing the PCAOB to inspect our auditor, then we would need to change our auditor. Furthermore, due to the recent developments in connection with the implementation of the Holding Foreign Companies Accountable Act, we cannot assure you whether the SEC or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. The requirement in the HFCA Act that the PCAOB be permitted to inspect the issuer’s public accounting firm within two or three years, may result in the suspension or delisting of our securities from applicable trading markets in the U.S, in the future if the PCAOB is unable to inspect our accounting firm at such future time.

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We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, Malaysia’s anti-corruption laws and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in Malaysia, which may experience corruption. Our proposed activities may create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing practices and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA and or Malaysia’s anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations or Malaysia’s anti-corruption laws committed by companies in which we invest or that we acquire.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder of our shares of common stock, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency such as the RMB, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

Because we derive all of our revenue from outside of the United States, we are subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect our sales and cost of doing business in those regions of the world.

Factors relating to the operation of our business outside of the United States may have a material adverse effect on our business, financial condition and results of operations in the future, including:

fluctuations in exchange rates;
the imposition of governmental controls or changes in government regulations, including tax regulations;
export license requirements;
restrictions on the export of technology;
•	compliance with U.S. and international laws involving international operations, including the Foreign Corrupt Practices Act and export control laws;
•	restrictions on transfers of funds and assets between jurisdictions;
•	geo-political instability; and
•	trade restrictions, import/export duties and changes in tariffs.

In the future we may seek to expand our presence in certain foreign markets or enter emerging markets. Evaluating or entering into an emerging market may require considerable management time, as well as start-up expenses for market development before any significant sales and earnings are generated. Operations in new foreign markets may achieve low margins or may be unprofitable, and expansion in existing markets may be affected by local political, economic and market conditions. As we continue to operate our business globally, our success will depend, in part, on our ability to anticipate and effectively manage these and the other risks noted above. The impact of any one or more of these factors could materially adversely affect our business, financial condition and results of operations.

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It may be difficult for stockholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our stockholders.

Substantially all of our assets are located in Malaysia. Moreover, our current directors and officers are Malaysia nationals. All or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for our stockholders to effect service of process within the United States upon our subsidiaries and variable interest entities or any individuals. In addition, there is uncertainty as to whether the courts of Malaysia would recognize or enforce judgments of U.S. courts obtained against us or our officers and/or directors predicated upon the civil liability provisions of Malaysia against us or such persons predicated upon the securities laws of the United States or any state thereof. It is unclear if extradition treaties now in effect between the United States and Malaysia would permit effective enforcement against us or our officers and directors of criminal penalties under the United States Federal securities laws or otherwise.

Our common stock is subject to the "penny stock" rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute "penny stock". Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this registration statement.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a "secondary trading" exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

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Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Our stock may be subject to substantial price and volume fluctuations due to a number of factors, many of which are beyond our control and may prevent our stockholders from reselling our Common Stock at a profit.

The market prices for securities may be volatile and may fluctuate substantially due to many factors, including:

•	market conditions in the economy as a whole;

•	price and volume fluctuations in the overall stock market;

•	announcements of the introduction of new products and services by us or our competitors;

•	actual fluctuations in our quarterly operating results, and concerns by investors that such fluctuations may occur in the future;

•	deviations in our operating results from the estimates of securities analysts or other analyst comments;

•	additions or departures of key personnel;

•	legislation, including measures affecting e-commerce or infrastructure development; and

•	developments concerning current or future strategic collaborations; and

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

We currently operate in two business segments:  (i) gold exploration and mining through Champmark Sd. Bhd., a Malaysian corporation (“CSB”); and (ii) production and distribution of renewable commodities through Verde Resources (Malaysia) Sdn. Bhd., a Malaysian corporation (“Verde Malaysia”).  We intend to develop operations in the distribution of THC-free cannabinoid products through Verde Life Inc., an Oregon corporation.  The Company is also considering investment opportunities in other non-mining areas including the bioenergy industry and the food & beverage sector.

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Our core mining business is the sale of gold minerals to customers in Malaysia. Our sole mining site has currently been depleted of gold minerals, and we are in the process of focusing on mining other resources such as limestone from our existing site. We are also awaiting governmental clearance to obtain a two year lease on an additional mining site located approximately 5 kilometers from our existing site. During the financial year 2022, we did not generate any revenues from sales of gold minerals and were dependent on sales of biochar and other renewable commodities for revenue. Unless we are able to successfully acquire additional mining sites, mine other resources from our current site, or generate revenue from sales of biochar and other renewable commodities, our results of operations may be materially and adversely affected.

On May 12, 2021, we, through our wholly-owned subsidiary Gold Billion Global Limited (“GBL”), a company incorporated under the laws of the British Virgin Islands, entered into a Share Sale Agreement in relation to acquisition of the entire issued and paid-up share capital of Bio Resources Limited (“BRL”) (the “Share Sale Agreement”) with Taipan International Limited, a company incorporated under the laws of the Labuan, and Borneo Resources Limited, a company incorporated under the laws of the Labuan, and other individuals. Under the terms of the Share Sale Agreement, the acquisition of the entire issued and paid-up share capital of BRL, through the Company’s wholly-owned subsidiary GBL, shall be satisfied by the issuance of 321,500,000 shares of the Company’s restricted common stock, par value $0.001 per share (the “Common Stock”) at a price per share of $0.03, and the issuance of promissory notes with a two-year term period for the amount of $20,355,000. The acquisition of BRL consummated on October 12, 2022.

With the acquisition of BRL, we acquired the intellectual property known as “Catalytic Biofraction Process”, which is a slow pyrolysis process using a proprietary catalyst to depolymerise palm biomass wastes (empty fruit bunches or palm kernel shells) in temperature range of 350 degree Celsius to 500 degree Celsius to yield commercially valuable bio products: bio-oil, wood vinegar (pyroligneous acid), biochar and bio-syngas. The intellectual property is a second-generation pyrolysis process where non-food feedstock like the palm biomass wastes is used as feedstock.

Pyrolysis systems decompose waste without the use of oxygen under varying pressurized conditions and at temperatures ranging from 300 degrees Celsius and 1,300 degrees Celsius. The major advantage of pyrolysis is that it is a cost-effective technology and helps curb environmental pollution. Pyrolysis systems are gradually replacing traditional incineration and gaining momentum in the waste to energy processing market addresses many of the pre-treatment issues and, when using high temperature and high-pressure, substantially reduce or eliminates pollutant. (Source: “Life Cycle Assessment of Waste-to-Bioenergy Processes: a Review” Pooja Ghosh, ... Arunaditya Sahay, in Bioreactors, 2020).

Results of Operations

The COVID-19 pandemic has significantly impacted health and economic conditions throughout Asia. National, regional and local economies remain fragile and have not yet recovered from governmental actions taken to contain the spread of COVID-19, such as office and store closures, quarantining suspected COVID-19 patients, and capacity limitations. In addition, global and domestic economies are facing supply chain disruptions, rising costs and the risk of an impending recession.  These developments have significantly impacted and are expected to continue to impact the results of operations, financial condition and cash flows of the Company in the near future.

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Results of Operations for the Years Ended June 30, 2022 and 2021

The following table sets forth certain financial data for the years ended June 30, 2022 and 2021:

	Years ended June 30,
	2022	2021

Revenue, net	$-	$-
Cost of revenue	-	-
Gross profit	-	-
Operating expenses:
General and administrative expenses	(14,038)	(6,606)
LOSS FROM OPERATION	(14,038)	(6,606)
Other income:
Foreign exchange gain, net	820	1,780
Total other income	820	1,780
LOSS BEFORE INCOME TAXES	(13,218)	(4,826)
Income tax expense	-	-
NET LOSS	$(13,218)	$(4,826)

Revenues

During the years ended June 30, 2022 and 2021, we have generated no revenue.

Operating Expenses

The Company’s operating expenses for the years ended June 30, 2022 and 2021 were $14,038 and $6,606, respectively. Operating expenses in June 30, 2022 mainly consisted of consultancy fees of $3,653, professional fees of $3,311 and audit fee of $3,900. Operating expenses in June 30, 2021 mainly consisted of professional fees of $2,349 and audit fee of $4,000.

Income tax expense

During the years ended June 30, 2022 and 2021, the Company recorded no income tax expense.

Net Loss

During the years ended June 30, 2022 and 2021, the Company reported net losses of $13,218 and $4,826.

Liquidity and Capital Resources

At June 30, 2022 and 2021, we had current assets of $9,572 and $104,198 which consisting of cash and cash equivalents and other receivables. At June 30, 2022 and 2021, our total current liabilities were $200,038 and $281,446, respectively consisting of accrued liabilities and other payables and amount due to related party.

Our continuation as a going concern is dependent upon improving our profitability and the continuing financial support from our stockholders. Our sources of capital may include the sale of equity securities, which include common stock sold in private transactions, capital leases and short-term and long-term debts. While we believe that we will obtain external financing and the existing shareholders will continue to provide the additional cash to meet our obligations as they become due, there can be no assurance that we will be able to raise such additional capital resources on satisfactory terms. We believe that our current cash and other sources of liquidity discussed below are adequate to support operations for at least the next 12 months.

	Years Ended June 30,
	2022	2021
Net cash used in operating activities	$(95,572)	$(5,525)
Net cash used in investing activities	-	-
Net cash provided by financing activities	$-	$99,900

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Net Cash Used In Operating Activities.

For the year ended June 30, 2022, net cash used in operating activities was $95,572, which consisted primarily of a net loss of $13,218, increase in other receivables of $946, and decrease in accrued liabilities and other payable of $81,408.

For the year ended June 30, 2021, net cash used in operating activities was $5,525, which consisted primarily of a net loss of $4,826, increase in other receivables of $7,964, offset by an increase in accrued liabilities and other payable of $7,265.

We expect to continue to rely on cash generated through financing from our existing shareholders and private placements of our securities, however, to finance our operations and future acquisitions.

Net Cash Provided By Financing Activities.

There was no cash provided by (used in) financing activities for the year ended June 30, 2022.

For the year ended June 30, 2021, net cash provided by financing activities was $99,900 consisting primarily of capital contribution.

We have not yet generated net profits from our operations. We will require additional funds to fully implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We currently do not have any arrangements for additional financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing, a successful marketing and promotion program and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. We will require additional funds to maintain our reporting status with the SEC and remain in good standing with the state of Nevada.

Cash Requirements /Future Financing

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have not generated much revenue from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

While an officer and director has generally indicated a willingness to provide services and financial contribution if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between any officer and director, and the Company.

If we are unable to meet our needs for cash from either the money that we raise from our offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months. There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

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Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies and Estimates.

•	Basis of Presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The reporting currency is United States Dollar.

•	Use of Estimates and Assumptions

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted.

•	Cash and Cash Equivalent

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. As of June 30, 2022 and 2021, the cash and cash equivalent was amounted to $562 and $96,134, respectively.

•	Impairment of Long-lived Assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as intangible asset held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment charge for the years presented.

•	Income Tax

The Company adopted the ASC Topic 740 Income Tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as the tax effects of tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

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The Company is subject to income taxes in tax jurisdictions in which it operates. Significant judgment is required in determining the provision for income tax. The company recognizes liabilities for anticipated tax audit issues based on the Company’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

•	Uncertain Tax Positions

The Company does not have any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC Topic 740 provisions of Section 740-10-25 for the years ended June 30, 2022 and 2021.

•	Related Parties

The Company follows ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•	Commitments And Contingencies

The Company follows ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

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Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available to it at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

•	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 - Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●

Level 2-: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g., the Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●

Level 3 - Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, restricted cash, accounts receivable, loans receivable and amount due to or from a related party, approximate their fair values because of the short-term nature of these financial instruments.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

•	Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40). ASU 2021-04 clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. The ASU provides guidance to clarify whether an issuer should account for a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as (1) an adjustment to equity and, if so, the related earnings per share effects, if any, or (2) an expense and, if so, the manner and pattern of recognition. ASU 2021-04 is effective for annual beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact that this standard will have on its financial statements.

In October 2021, the FASB issued guidance which requires companies to apply Topic 606, Revenue from Contracts with Customers, to recognize and measure contract assets and contract liabilities from contracts with customers acquired in a business combination. Public entities must adopt the new guidance for fiscal years beginning after December 15, 2022 and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact and timing of adoption of this guidance

No other new accounting pronouncements were issued or became effective in the period that had, or are expected to have, a material impact on the financial statements.

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PROPERTIES

Our corporate and executive office is located at 2 Cityplace Drive, Suite 200, St. Louis, Missouri 63141, telephone number (323) 538-5799.  We believe that our existing facilities are adequate to meet our current requirements.

We own or lease the following real properties:

Location	Rent/Own	Mortgage/Lease Terms	Use
St. Louis Missouri	Lease	Expires May 31 2023	Corporate Headquarters
Chesterfield, Missouri	Own	NA	Corporate Housing
Jalan Silam, Sabah Malaysia	Own	NA	Factory Site
Pahang, Malaysia	Lease	Expires June 13, 2023	Merapoh Gold Mine

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of October 12, 2022, for: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our current executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

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Except as indicated in footnotes to this table, we believe that the stockholders named in this table will have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Verde Resources, Inc., 2 Cityplace Drive, Suite 200, St. Louis, Missouri 63141, telephone number (323) 538-5799.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Jack Wong (2)	5,237,139 common shares Direct ownership	0.45%

	52,371,391 common shares Indirect ownership through Borneo Resources Limited	4.54%

Balakrishnan B.S. Muthu (2) Block B-5, 20/F., Great Smart Tower, 230 Wanchai Road,	7,095,233 common shares Direct ownership	0.61%
Wanchai, Hong Kong
	500,000 common shares Indirect ownership through Banavees Resources	0.04%

Chen Ching Block B-5, 20/F., Great Smart Tower, 230 Wanchai Road,	7,595,267 common shares Direct ownership	0.66%
Wanchai, Hong Kong
	4,746,341 common shares Indirect ownership through Goldlynn Invest Limited	0.41%

Directors and Executive Officers as a Group (4)	77,545,371common shares	6.72%

Taipan International Limited LEVEL 1, LOT 7, BLOCK F , SAGUKING COMMERCIAL BUILDING , JALAN PATAU-PATAU LABUAN F.T. 87000 MALAYSIA	392,785,434 common shares Direct ownership	34.04%

Borneo Oil Berhad 1ST & 2ND FLOOR , VICTORIA POINT JALAN OKK AWANG BESAR W.P. LABUAN 87007, MALAYSIA	186,666,667 common shares Direct ownership	16.18%

Internet.com Ltd SUITE 4703, CENTRAL PLAZA, 18 HARBOUR ROAD, WANCHAI, HONG KONG	70,343,443 common shares Direct ownership	6.10%

Borneo Resources Limited LEVEL 1, LOT 7 , BLOCK F , SAGUKING COMMERCIAL BUILDING , JALAN PATAU-PATAU LABUAN F.T. 87000, MALAYSIA	130,928,478 common shares Direct ownership	11.35%

_____________

(1)

Applicable percentage ownership is based on 1,153,830,444 shares of common stock outstanding as of October 12, 2022, together with securities exercisable or convertible into shares of common stock within 60 days of October 12, 2022. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of October 12, 2022, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Jack Wong, our President and Chief Executive Officer, Balakrishnan Muthu, our CFO and a director, and Chen Ching, our director have not filed their respective Forms 3. These shareholders expect to file the forms in the near future.

Changes in Control

On May 12, 2021, the Company, through its wholly-owned subsidiary Gold Billion Global Limited, a company incorporated under the laws of the British Virgin Islands, entered into a Share Sale Agreement in relation to acquisition of the entire issued and paid-up share capital of Bio Resources Limited  with Taipan International Limited, a company incorporated under the laws of the Labuan, and Borneo Resources Limited, a company incorporated under the laws of the Labuan, and other individuals.  Under the terms of the Share Sale Agreement, the acquisition of the entire issued and paid-up share capital of BRL, through the Company’s wholly-owned subsidiary GBL, shall be satisfied by the issuance of 321,500,000 shares of the Company’s restricted common stock, par value $0.001 per share (the “Common Stock”) at a price per share of $0.03, and the issuance of promissory notes with a two-year term period for the amount of $20,355,000. The acquisition of BRL consummated on October 12, 2022.  The foregoing description of the Share Sale Agreement is qualified in its entirety by reference to the Share Sale Agreement which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the present directors, director nominees and executive officers of the Company. There are no other persons who have been nominated or chosen to become directors nor are there any other persons who have been chosen to become executive officers. There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Name	Position Held with the Company	Age	Date First Elected or Appointed

Jack Wong	President and Chief Executive Officer	39	October 1, 2022
Balakrishnan B S Muthu	Treasurer, Chief Financial Officer, General Manager and Director	60	October 17, 2013
Chen Ching	Director	62	February 20, 2016
Carl M. Craven	Director	61	March 31, 2021
Liang Wai Keen	Secretary	51	October 17, 2013

Mr. Jack Wong, age 39, has been appointed President and Chief Executive Officer effective October 1, 2022. He has been serving as the CEO of The Wision Project Sdn Bhd, a subsidiary which was acquired by the Company in March 2022; his division has been instrumental in the Company's transition to the carbon and CBD realm. Mr. Wong also previously worked with Fun Characters International Pte Ltd, which was then the master licensee for Disney Consumer Products, Inc. in the ASEAN countries of Singapore, Malaysia, Indonesia, and Thailand. The company Mr. Wong represented then was granted third party rights to reproduce and use certain Disney characters, Disney materials, and Disney trademarks in connection with manufacturing, distribution, and sale of Disney consumer products in the region. He then went on to build and run a seaside dive resort – Scuba Tiger, which is located 45 minutes away from one of the world's best dive spots – Sipadan island, in Sabah, Borneo, where he hosted scuba divers from all over the world, until the pandemic hit. Mr. Wong graduated with a bachelor’s degree in Business Administration from Wichita State University in 2007.

Mr. Balakrishnan B S Muthu, age 60, has served our Chief Financial Officer, Treasurer, General Manager and Director since October 17, 2013. He was also serving as our President from February 20, 2016 to September 30, 2022. He has served as the General Manager of Champmark Sdn. Bhd., our subsidiary, since December 2007.Mr. Balakrishnan has more than 20 years of experience in financial auditing and business strategic planning. He has been involved in preliminary alluvial mine planning and initial development of Merapoh Project since 2008. Prior to joining us, Mr. Balakrishnan worked for Petroliam Nasional Berhad (Petronas) from February 1981 to February 1992 in various departments including the roles in compilation of seismic data (1981-1984), kiosk coordination (1984-1987) and upstream financial auditing (1987-1992). He has also worked as a consultant providing financial and technical services for several oil and gas projects. Mr. Muthu brings his deep audit and financial and mining experiences to our board. Mr. Muthu graduated with a Diploma in Business Administration from Association of Business Executives (ABE) UK in December 1989. He is also a Chartered Financial Planner (CFP).

Mr. Chen Ching, age 62, has served as our director since February 20, 2016. He has served as the Managing Director of C&K Holdings Pte. Ltd., his investment holding company, since 1990. C&K Holdings. Pte Ltd was founded in Singapore in 1990 with diverse interests in Singapore, Malaysia, Taiwan, China, UK, Thailand and Vietnam. Its portfolio spans property development and management, furniture manufacturing, fuel product technology, public transportation, software development, commodity electronic trading platform, and gold mining. Mr. Chen has also served as a director of Dynamic Offshore Pte Ltd since April 18, 2011, Premier International Holdings Pte Ltd since June 23, 2011 and Dynamics Holding (Thailand) Co., Ltd. since August 23, 2013. Mr. Chen brings to our board his experience as a serial entrepreneur with many successes through his investment holding company C&K Holdings Pte Ltd. Mr. Chen graduated with a BA in Business Administration from the University of Santa Clara in 1982.

Mr. Carl M. Craven, age 61, has served as our director since March 31, 2021. From 1980-1991 Mr. Craven worked in the family-owned electrical wholesale company (Heintz Electric Company) and eventually managed several retail stores. In 1992-1998 he started and managed a Fireplace manufacturing company, (Fuego Flame Fireplace company). From 1998 to 2005, Mr. Craven served as the President of Hide-A-Rake in Scottsdale, Arizona and was responsible for the research and development of new golf course products that received two United States Patents. From 2005-2008 he had the pleasure of being the first mate on the sailboat Satori. Since then, he has been heavily involved in the ongoing development of the pyrolysis Biofraction system. Mr. Craven brings to our board his leadership in management and his vast experience in pyrolysis Biofraction system.

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Mr. Liang Wai Keen, age 51, has served as our Secretary since October 17, 2013. Mr. Liang started his career as a Project Officer with the Singapore Armed Forces before embarking into the private sector. At the Singapore Armed Forces, he was accountable for the timely delivery of project milestones for a S$100M defense system. He possesses project management and administrative experiences from his exposure to various industries, including corporate finance, mining and engineering fields. He joined Federal Capital Investment Ltd as a project manager in October 2006 till present, he was involved in management, project planning and program implementation. He was also responsible for interfacing and communicating directly with senior management and various professional parties. He graduated with a honors degree in Electrical Engineering from Nanyang Technological University, Singapore in June, 1996.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

No executive officer or director is a party in a legal proceeding adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

No executive officer or director has been involved in the last ten years in any of the following:

•

Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•

Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

•

Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

31

Board Committees

Our board of directors currently consists of three members, Balakrishnan B S Muthu, Chen Ching and Carl M. Craven. The Board held no formal meetings during the year ended June 30, 2022.

We have not yet established Compensation, Audit, and Nominations and Corporate Governance committees nor do we have an Audit Committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act. Currently, the functions of these committees are performed by our entire Board of Directors. We hope to establish these committees and appoint an Audit Committee financial expert as our business develops.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended June 30, 2022, and up to the date of this Current Report, our officers, directors and greater than 10% percent beneficial owners have not filed any reports required by Section 16(a) of the Securities Exchange Act.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. The Company will provide to any person, without charge and upon request, a copy of the code of ethics. Any such request must be made in writing to the Company at 2 Cityplace Drive, Suite 200, St. Louis, Missouri 63141.

COMPENSATION

Compensation Philosophy and Objectives

Our executive compensation philosophy is to create a long-term direct relationship between pay and our performance. Our executive compensation program is designed to provide a balanced total compensation package over the executive’s career with us. The compensation program objectives are to attract, motivate and retain the qualified executives that help ensure our future success, to provide incentives for increasing our profits by awarding executives when corporate goals are achieved and to align the interests of executives and long-term stockholders. The compensation package of our named executive officers consists of two main elements:

1.	base salary for our executives that is competitive relative to the market, and that reflects individual performance, retention and other relevant considerations; and

2.	discretionary bonus awards payable in cash or equity and tied to the satisfaction of corporate objectives.

Process for Setting Executive Compensation

Until such time as we establish a Compensation Committee, our Board is responsible for developing and overseeing the implementation of our philosophy with respect to the compensation of executives and for monitoring the implementation and results of the compensation philosophy to ensure compensation remains competitive, creates proper incentives to enhance stockholder value and rewards superior performance. We expect to annually review and approve for each named executive officer, and particularly with regard to the Chief Executive Officer, all components of the executive’s compensation. We process and factors (including individual and corporate performance measures and actual performance versus such measures) used by the Chief Executive Officer to recommend such awards. Additionally, we expect to review and approve the base salary, equity-incentive awards (if any) and any other special or supplemental benefits of the named executive officers.

32

The Chief Executive Officer periodically provides the Board with an evaluation of each named executive officer’s performance, based on the individual performance goals and objectives developed by the Chief Executive Officer at the beginning of the year, as well as other factors. The Board provides an evaluation for the Chief Executive Officer. These evaluations serve as the bases for bonus recommendations and changes in the compensation arrangements of our named executives.

Our Compensation Peer Group

We currently engage in informal market analysis in evaluating our executive compensation arrangements. As the Company and its businesses mature, we may retain compensation consultants that will assist us in developing a formal benchmark and selecting a compensation peer group of companies similar to us in size or business for the purpose of comparing executive compensation levels.

Program Components

Our executive compensation program consists of the following elements:

Base Salary

Our base salary structure is designed to encourage internal growth, attract and retain new talent, and reward strong leadership that will sustain our growth and profitability. The base salary for each named executive officer reflects our past and current operating profits, the named executive officer’s individual contribution to our success throughout his career, internal pay equity and informal market data regarding comparable positions within similarly situated companies. In determining and setting base salary, the Board considers all of these factors, though it does not assign specific weights to any factor. The Board generally reviews the base salary for each named executive officer on an annual basis. For each of our named executive officers, we review base salary data internally obtained by the Company for comparable executive positions in similarly situated companies to ensure that the base salary rate for each executive is competitive relative to the market.

Discretionary Bonus

The objectives of our bonus awards are to encourage and reward our employees, including the named executive officers, who contribute to and participate in our success by their ability, industry, leadership, loyalty or exceptional service and to recruit additional executives who will contribute to that success.

33

Summary Compensation Table

The following summary compensation table sets forth the aggregate compensation we paid or accrued during the fiscal years ended June 30, 2022 and 2021 to (i) our Chief Executive Officer (principal executive officer), (ii) our Chief Financial Officer (principal financial officer), (iii) our three most highly compensated executive officers other than the principal executive officer and the principal financial officer who were serving as executive officers on June 30, 2021, whose total compensation was in excess of $100,000, and (iv) up to two additional individuals who would have been within the two-other-most-highly compensated but were not serving as executive officers on June 30, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Balakrishnan B S Muthu (1)
President, Treasurer, Chief Financial	2022	60,547	0	0	0	0	0	0	60,547
Officer, General Manager, and Director	2021	63,424	0	62,857	0	0	0	0	126,281

______________

(1)

Mr. Muthu was appointed Treasurer, Chief Financial Officer, General Manager and a director of the Company on October 17, 2013. He was also appointed President of the Company on February 20, 2016. Mr. Muthu was paid a total salary of $60,547 for the year ended June 30, 2022.

Narrative disclosure to Summary Compensation Table.

Our executive officers are not parties written compensation agreements but have agreed orally to receive the compensation indicated in the above summary compensation table.  The Company hopes to enter into written compensation agreements with each officer and director in the future.

Equity Awards

Except as discussed above, there are no options, warrants or convertible securities outstanding. At no time during the last fiscal year with respect to any of any of our executive officers was there:

•

any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);

•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;

•	any option or equity grant;

•	any non-equity incentive plan award made to a named executive officer;

•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or

•	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

34

Director Compensation

The following director compensation table sets forth the aggregate compensation we paid or accrued during the fiscal year ended June 30, 2022:

Name	Fees earned or paid in cash* ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Carl M. Craven**	26,440	-	-	-	-	-	26,440

*	All fees were paid in US Dollars.

**	Carl M. Craven was appointed to serve as a director effective March 31, 2021.

Except as set forth above, none of our directors received any compensation for their service as a director for the year ended June 30, 2022, and for the period up to the date of this Current Report.

Compensation Risk Management

Our Board of directors and human resources staff conducted an assessment of potential risks that may arise from our compensation programs. Based on this assessment, we concluded that our policies and practices do not encourage excessive and unnecessary risk taking that would be reasonably likely to have material adverse effect on the Company. The assessment included our cash incentive programs, which awards non-executives with cash bonuses for punctuality. Our compensation programs are substantially identical among business units, corporate functions and global locations (with modifications to comply with local regulations as appropriate). The risk-mitigating factors considered in this assessment included:

•	the alignment of pay philosophy, peer group companies and compensation amounts relative to local competitive practices to support our business objectives; and

•	effective balance of cash, short- and long-term performance periods, caps on performance-based award schedules and financial metrics with individual factors and Board and management discretion.

Compensation Committee Interlocks and Insider Participation

We do not currently have a compensation committee and, for the year ended June 30, 2022, the compensation, if any, of our executive officers was recommended by our Chief Executive Officer and Chairman and such recommendations were approved by our board of directors. None of our executive officers currently serves as a member of the compensation committee or as a director with compensation duties of any entity that has executive officer serving on our board of directors. None of our executive officers has served in such capacity in the past 12 months.

Compensation Committee Report

Our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis in this report with management. Based on its review and discussion with management, the Board of Directors recommended that the Compensation Discussion and Analysis be included in this Current Report. The material in this report is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Annual Report and irrespective of any general incorporation language in such filing.

Submitted by members of the Board of Directors:

Balakrishnan B. S. Muthu

Chen Ching

Carl M. Craven

35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS RELATING TO OUR COLLECTIBLES BUSINESS

Except as set forth below, there are no transactions during our two most recent fiscal years ended June 31, 2022 and 2021, or any currently proposed transaction, in which our Company was or to be participant and the amount exceeds the lesser of $120,000 or one percent of the average of our Company’s total assets at year end for our last two completed years, and in which any of our directors, officers or principal stockholders, or any other related person as defined in Item 404 of Regulation S-K, had or have any direct or indirect material interest.

	For the Year ended
	June 30,
	2022	2021

Other income - Sales of wash sand to:
Jusra Mining Merapoh Sdn Bhd (#1)	$10	$26,559
Professional services provided by:

Related party balances
	June 30,
	2022	2021
Deposits paid for acquisition of property, plant and equipment
Borneo Energy Sdn Bhd (#2)	$5,000,000	$4,070,000

Other receivable
Jusra Mining Merapoh Sdn Bhd (#1)	$-	$26,338

Advanced to related parties
Advanced to Global Renewable Sdn Bhd (#3)	$-	$6,691

Advanced from related parties
Advanced from BOG (#4)	$555,527	$579,783

___________

(#1) Lamax Gold Limited (“LGL”) holding 15% equity interests of Champmark Sdn Bhd which was disposed off on October 20, 2021 to Verde Resources Asia Pacific Limited and is also  the major shareholder of Jusra Mining Merapoh Sdn Bhd , .

(#2) On May 10, 2021, the Company announced the Sale and Purchase Agreement to acquire the assets of biofraction plant and the right to use intellectual property license in Sabah, Malaysia from Borneo Energy Sdn Bhd, in consideration of issuance of 166,666,667 share of the Company’s stock at $0.03 per share, valued at $5,000,000. 135,666,667 shares and 31,000,000 shares were issued on May 10, 2021 and July 1, 2021, respectively. The completion of the S&P Agreement is subject to all such acts necessary, including but not limited to due diligence exercise to ascertain the valuation of the assets of the biofraction plant and the right to use the licensed intellectual property in Sabah, Malaysia. Borneo Oil Berhad (“BOB”) is ultimate holding company of Borneo Energy Sdn Bhd and holding 20.0% and 23.0% of the Company’s issued and outstanding common stock as of June 30, 2021 and November 10, 2021, respectively.

(#3) Balakrishnan B.S. Muthu is the common director of Global Renewable Sdn Bhd and the Company which he had since resigned in 2021.

(#4) Borneo Oil and Gas Corporation Sdn Bhd (“BOG”) is a wholly owned subsidiary of Borneo Oil Berhad (“BOB”) (holding 22.79% and 23.02% of the Company’s issued and outstanding common stock as of June 30, 2022 and November 10, 2021, respectively). The advances are related to ordinary business transactions and bear no interest or collateral, repayable and renewable under normal business advancement terms.

36

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	SEC Report Reference No.	Description

3.1	3.1	Articles of Incorporation of Registrant (1)

3.2	3.2	By-Laws of Registrant (2)

4.1		Description of Securities*

10.1	10	Share Sale Agreement, dated May 12, 2021, by and between Taipan International Limited & Borneo Resources Limited & Others, and Gold Billion Global Limited (3)

10.2

Term Sheet for Regenerative Carbon Negative Agriculture Initiative, dated April 19, 2022, by and between Verde Resources (Malaysia) Sdn. Bhd., a company incorporated in Malaysia, and The Borneo Food Group Sdn. Bhd., a company incorporated in Malaysia*

10.3		Management Agreement, dated July 1, 2013, by and between Verde Resources Asia Pacific Limited fka Gold Billion Global Limited and Federal Mining Resources Limited *

10.4		Debt Assignment Agreement, dated July 1, 2013, by and between Verde Resources Asia Pacific Limited fka Gold Billion Global Limited and Federal Mining Resources Limited *

10.5		Product Supply Agreement, dated July 7, 2021, by and between Gold Billion Global Limited, British Virgin Islands private limited company, and MRX Xtractors, LLC, an Oregon limited liability company*

10.1	10.1	Supplementary variation to the agreement between Borneo Energy Sdn. Bhd. and Gold Billion Global Ltd., dated August 6, 2021 (4)

10.2	10.2	Supplementary variation to the agreement between Hermalisa Binti Mohamad Tahir and Bio Resources Ltd., dated June 30, 2021 (4)

10.3	10.3	Supplementary variation to the agreement between Lamax Gold Ltd and Gold Billion Global Ltd., dated June 30, 2021 (4)

10.4	10.4	Supplementary variation to the agreement between Segama Ventures Sdn. Bhd. and Gold Billion Global Ltd., dated September 8, 2021 (4)

10.5	10.5	Supplementary agreement to vary the completion date of the share sale agreement of Bio Resources Ltd., dated November 11, 2021 (4)

14.1	14.1	Code of Ethics (5)

21		Subsidiaries*

___________

(1)

Filed with the Securities and Exchange Commission on December 2, 2010 as an exhibit, numbered as indicated above, to the Registrant’s registration statement on Form S-1 (file no. 333-17093 5), which exhibit is incorporated herein by reference.

(2)

Filed with the Securities and Exchange Commission on July 19, 2011 as an exhibit, numbered as indicated above, to the Registrant’s Form 8-K (file no. 333-170935), which exhibit is incorporated herein by reference.

(3)

Filed with the Securities and Exchange Commission on May 13, 2021 as an exhibit, numbered as indicated above, to the Registrant’s Form 8-K (file no. 000-55276), which exhibit is incorporated herein by reference.

(4)

Filed with the Securities and Exchange Commission on November 12, 2021 as an exhibit, numbered as indicated above, to the Registrant’s Form 10-K (file no. 000-55276), which exhibit is incorporated herein by reference.

(5)

Filed with the Securities and Exchange Commission on September 28, 2011 as an exhibit, numbered as indicated above, to the Registrant’s Form 10-K (file no. 333-170935), which exhibit is incorporated herein by reference.

*Filed herewith

37

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VERDE RESOURCES, INC.
(Registrant)

Dated: October 12, 2022	By:	/s/ Balakrishnan B S Muthu
Balakrishnan B S Muthu
Chief Financial Officer and Director

Dated: October 12, 2022	By:	/s/ Chen Ching
Chen Ching
Director

Dated: October 12, 2022	By:	/s/ Carl M. Craven
Carl M. Craven
Director

38

BIO RESOURCES LIMITED

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholder and Board of Directors of

BIO RESOURCES LIMITED

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Bio Resources Limited (the “Company”) as of June 30, 2022 and 2021, the related statements of operations and comprehensive loss, changes in shareholders’ (deficit) equity and cash flows for each of the years in the two-year period ended June 30, 2022 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current year audit of the financial statements that were communicated or are required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements, and (2) involved especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ J&S Associate

Certified Public Accountants

PCAOB Number: 6743

We have served as the Company’s auditor since 2022.

Kuala Lumpur, Malaysia

October 12, 2022

F-2

BIO RESOURCES LIMITED

BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”))

	As of June 30,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$562	$96,134
Other receivables	8,910	7,964
Amount due by related party	100	100
Total current assets	9,572	104,198

Non-current assets:
Intangible asset, net	200,000	200,000

TOTAL ASSETS	$209,572	$304,198

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities and other payables	80,885	162,293
Amount due to related party	119,153	119,153
Total current liabilities	200,038	281,446

TOTAL LIABILITIES	200,038	281,446

Commitments and contingencies

Shareholders’ equity:
Ordinary share, par value US$1, 100,000 shares authorized, 100,000 and 100,000 shares issued and outstanding as at June 30, 2022 and 2021, respectively	100,000	100,000
Accumulated deficit	(90,466)	(77,248)
Total shareholders’ equity	9,534	22,752

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$209,572	$304,198

See accompanying notes to financial statements.

F-3

BIO RESOURCES LIMITED

STATEMENTS OF OPERATIONS

(Currency expressed in United States Dollars (“US$”))

	Years ended June 30,
	2022	2021

Revenues, net	$-	$-

Operating cost and expenses:
General and administrative	(14,038)	(6,606)
Total operating cost and expenses	(14,038)	(6,606)

Loss from operations	(14,038)	(6,606)

Other income:
Foreign exchange gain, net	820	1,780
Total other income, net	820	1,780

Loss before income taxes	(13,218)	(4,826)

Income tax expense	-	-

NET LOSS	$(13,218)	$(4,826)

See accompanying notes to financial statements.

F-4

BIO RESOURCES LIMITED

STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Ordinary Share			Total shareholders’
	No. of shares	Amount	Accumulated deficit	equity (deficit)

Balance as of July 1, 2020	100	100	(72,422)	(72,322)

Issue of new ordinary shares	99,900	99,900	-	99,900
Net loss for the year	-	-	(4,826)	(4,826)

Balance as of June 30, 2021	100,000	$100,000	$(77,248)	$22,752

Net loss for the year	-	-	(13,218)	(13,218)

Balance as of June 30, 2022	100,000	$100,000	$(90,466)	$9,534

See accompanying notes to financial statements.

F-5

BIO RESOURCES LIMITED

STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”))

	Years ended June 30,
	2022	2021

Cash flows from operating activities:
Net loss	$(13,218)	$(4,826)
Adjustments to reconcile net loss to net cash used in operating activities

Change in operating assets and liabilities:
Other receivables	(946)	(7,964)
Accrued liabilities and other payable	(81,408)	7,265
Net cash used in operating activities	(95,572)	(5,525)

Cash flows from financing activity:
Capital contribution	-	99,900
Net cash provided by financing activity	-	99,900

Effect on exchange rate change on cash and cash equivalents	-	-

Net change in cash and cash equivalent	(95,572)	94,375

BEGINNING OF YEAR	96,134	1,759

END OF YEAR	$562	$96,134

SUPPLEMENTAL CASH FLOWS INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

See accompanying notes to financial statements.

F-6

BIO RESOURCES LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

NOTE－1 BUSINESS OVERVIEW AND BASIS OF PRESENTATION

Bio Resources Limited (“the Company”) is incorporated as a limited liability company under the Labuan Companies Act 1990 on February 19, 2016 in the Federal Territory of Labuan, Malaysia (the “Labuan”). On 22 March 2016, Borneo Resources Limited sold 60% of equity in Bio Resources Limited to Taipan International Limited who became the holding company of the Company as of 30 June 2022.

The Company is a development stage company that is currently developing and operating the proprietary pyrolysis technology for the conversion of biomass to activated biochar and biofuel that is used as proprietary vacuum catalytic pyrolysis technology in a variety of industries, such as, lumber mills, indoor/outdoor rural or urban farms, sewage treatment, industrial waste facilities, municipal landfills, etc.

The Company has not generated any revenue since its inception.

The Company’s fiscal year-end is June 30.

NOTE－2 GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company did not generate any revenue since inception and has suffered from working capital deficit of $190,466 at June 30, 2022. The continuation of the Company as a going concern in the next twelve months is dependent upon the Company’s success in pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

NOTE－3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying financial statements and notes.

•	Basis of Presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The reporting currency is United States Dollar.

•	Use of Estimates and Assumptions

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted.

•	Cash and Cash Equivalent

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. As of June 30, 2022 and 2021, the cash and cash equivalent was amounted to $562 and $96,134, respectively.

F-7

BIO RESOURCES LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

•	Intangible asset

Intangible assets represented intellectual property rights. They are stated at the purchase cost and are amortized based on their economic benefit expected to be realized.

•	Impairment of Long-lived Assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as intangible asset held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment charge for the years presented.

•	Income Tax

The Company adopted the ASC Topic 740 Income Tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as the tax effects of tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

The Company is subject to income taxes in tax jurisdictions in which it operates. Significant judgment is required in determining the provision for income tax. The company recognizes liabilities for anticipated tax audit issues based on the Company’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

•	Uncertain Tax Positions

The Company does not have any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC Topic 740 provisions of Section 740-10-25 for the years ended June 30, 2022 and 2021.

•	Related Parties

The Company follows ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

F-8

BIO RESOURCES LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

Pursuant to section 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•	Commitments And Contingencies

The Company follows ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available to it at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

•	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 - Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●

Level 2-: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g., the Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●

Level 3 - Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

F-9

BIO RESOURCES LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

The carrying value of the Company’s financial instruments: cash and cash equivalents, restricted cash, accounts receivable, loans receivable and amount due to or from a related party, approximate their fair values because of the short-term nature of these financial instruments.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

•	Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40). ASU 2021-04 clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. The ASU provides guidance to clarify whether an issuer should account for a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as (1) an adjustment to equity and, if so, the related earnings per share effects, if any, or (2) an expense and, if so, the manner and pattern of recognition. ASU 2021-04 is effective for annual beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact that this standard will have on its financial statements.

In October 2021, the FASB issued guidance which requires companies to apply Topic 606, Revenue from Contracts with Customers, to recognize and measure contract assets and contract liabilities from contracts with customers acquired in a business combination. Public entities must adopt the new guidance for fiscal years beginning after December 15, 2022 and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact and timing of adoption of this guidance

No other new accounting pronouncements were issued or became effective in the period that had, or are expected to have, a material impact on the financial statements.

NOTE－4 INTANGIBLE ASSETS

As of June 30, 2022 and 2021, intangible assets consisted of the following:

	Useful life	June 30, 2022	June 30, 2021
At cost:

Intellectual property - technology know-how	10 years	$200,000	$200,000
Less: accumulated amortization		-	-
		$200,000	$200,00

F-10

BIO RESOURCES LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

On April 23, 2018, the Company entered into intellectual property sale and assignment agreement (the “Agreement”) with Frontier BioFractions, LLC, who was an independent dispositive owner and an exclusive global licensor of its proprietary Biochar/Biofuel Production System (the process) for the conversion of biomass to activated biochar and biofuel that is used as proprietary vacuum catalytic pyrolysis technology in a varieties of industries, such as, lumber mills, indoor/outdoor rural or urban farms, sewage treatment, industrial waste facilities, municipal landfills, etc. Pursuant to the Agreement, the Company was granted with unpatented intellectual property rights in the use of this technology, covering all patent rights, know-how, contract rights, documentation, trademarks, trade name, copyrights, and all other intellectual property rights of any kind whatsoever in the world, for the total consideration of $200,000.

On March 3, 2022, the Company registered two trademarks under the name of “CÄTALYTIC BIOFRACTION” and “BIOFRACTION” for its intellectual property rights.

The Company has not operated the use of its intellectual property rights to generate its revenue. Therefore, no amortization was provided.

NOTE－5 ACCRUED LIABILITIES AND OTHER PAYABLES

	As of June 30,
	2022	2021

Accounts payable	$78,885	$158,293
Accrued expense	2,000	4,000

	$80,885	$162,293

NOTE－6 AMOUNT DUE FROM/TO RELATED PARTIES

The amount due from a related party, being a company having common directorship and shareholder, is unsecured, interest-free and have no fixed terms of repayment.

The amount represented the temporary advances from holding company, which are unsecured, interest-free and have no fixed terms of repayment.

NOTE-7 SHAREHOLDERS’ EQUITY

Authorized shares

At inception, the Company’s authorized shares were 100,000 ordinary shares, with a par value of $1.

Issued and outstanding shares

At inception, the Company issued 100 ordinary shares. On May 6, 2021, the Company issued the addition 99,900 ordinary shares for capital injection of $99,900.

The holder of the ordinary share is entitled to receive dividend as and when declared by the Company. Ordinary shares carry one vote per share without restriction. The ordinary shares have no par or nominal value pursuant to Section 46(1) of Labuan Companies Act, 1990.

As of June 30, 2022 and 2021, the Company has 100,000 ordinary shares issued and outstanding.

F-11

BIO RESOURCES LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

NOTE－8 INCOME TAXES

The provision for income taxes consisted of the following:

Years ended June 30,
	2022	2021

Current tax	$-	$-
Deferred tax	-	-

Income tax expense	$-	$-

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company mainly operates in Malaysia that is subject to taxes in the jurisdictions in which it operates.

Under the current laws of the Labuan, the Company is governed under the Labuan Business Activity Act, 1990. The income tax charge for such company is based on 3% of its net audited profit. In the event of non-compliance of certain economic substance requirements under this regulation, a company will be subject to a higher tax rate of 24%.  The Company is a non-pure equity holding company and did not comply with these requirements for the years ended June 30, 2022 and 2021. However, the Company is not subject to income tax, given that it was a net loss position during the years presented. Under this regulation, tax losses cannot be carried forward to offset against its future operation income.

The reconciliation of income tax rate to the effective income tax rate for the years ended June 30, 2022 and 2021 is as follows:

	Years ended June 30,
	2022	2021

Loss before income taxes	$(13,218)	$(4,826)
Statutory income tax rate	24%	24%
Income tax expense at statutory rate	(3,172)	(1,158)
Tax losses unable to be carried forward	3,172	1,158
Income tax expense	$-	$-

NOTE－9 RELATED PARTY TRANSACTIONS

Apart from the transactions and balances detailed elsewhere in these accompanying financial statements, the Company has no other significant or material related party transactions during the years presented.

F-12

BIO RESOURCES LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2022 AND 2021

(Currency expressed in United States Dollars (“US$”))

NOTE－10 CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Economic and political risks

The Company's operations are conducted in the Malaysia. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in Malaysia, and by the general state of the Malaysian economy.

The Company's operations in Malaysia are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in Malaysia, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

(b) Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions. A key risk in managing liquidity is the degree of uncertainty in the Company’s cash flow projections. The uncertainty of future cash flows increases the liquidity risk.

NOTE－11 COMMITMENTS AND CONTINGENCIES

From time to time, the Company is involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually, or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of June 30, 2022 and 2021, the Company has no material commitments or contingencies.

NOTE－12 SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2021, up through the date the Company issued the audited financial statements. During the period, the Company did not have any material subsequent events other than disclosed above.

F-13

VERDE RESOURCES, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022

(Unaudited)

	Historical	Historical	Pro Forma		Pro Forma Condensed
	VRDR	Bio Resource	Adjustments	Note	Combined

ASSETS
Current assets:
Cash and cash equivalents	$1,722,583	$562			$1,723,145
Trade receivables	14,818	-			14,818
Other deposits & prepayments	117,200	8,910			126,110
Advance to related party	-	100			100
Inventories	81,492	-			81,492
Total current assets	1,936,093	9,572			1,945,665

Non-current assets:
Property and equipment	123,567	-			123,567
Goodwill	-	-	25,926,016	(a)	25,926,016
Intangible asset	-	200,000			200,000
Right of use assets	931,429	-			931,429
Mining rights	36,142	-			36,142
Security deposit	80,000	-			80,000
Deposit paid for acquisition of subsidiaries	25,935,550	-	(25,935,550)	(a)	-
Deposit paid for acquisition of property, plant and equipment	5,000,000	-			5,000,000
Total non-current assets	32,106,688	200,000			32,297,154

TOTAL ASSETS	$34,042,781	$209,572			$34,242,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,903	$-			$1,903
Advanced from related parties	582,605	119,153			701,758
Lease liabilities	10,440	-			10,440
Accrued liabilities and other payables	180,832	80,885			261,717
Total current liabilities	775,780	200,038			975,818

Non-current liabilities
Lease liabilities	46,983	-			46,983
Promissory notes	17,977,853	-			17,977,853
Total non-current liabilities	18,024,836	-			18,024,836

Total liabilities	18,800,616	200,038			19,000,654

Stockholders’ equity:
Preferred stock	-	-			-
Common stock	810,742	-			810,742
Common stock to be issued	8,446	-			8,446
Additional paid-in capital	22,873,870	100,000	(100,000)	(a)	22,873,870
Accumulated other comprehensive income	876,754	-			876,754
Accumulated deficit	(9,327,647)	(90,466)	90,466	(a)	(9,327,647)

Total stockholders’ equity	15,242,165	9,534			15,242,165
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,042,781	$209,572			$34,242,819

F-14

VERDE RESOURCES, INC.

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

AS OF JUNE 30, 2022

(Unaudited)

	Historical	Historical	Pro forma	Pro Forma Condensed
	VRDR	Bio Resource	Adjustment	Combined

Revenues, net	$16,712	-		$16,712

Cost of revenue	(86,701)	-		(86,701)

Gross loss	(69,989)	-		(69,989)

Operating expenses:
General and administrative expenses	(1,221,875)	(14,038)		(1,235,913)
Total operating expenses	(1,221,875)	(14,038)		(1,235,913)

LOSS FROM OPERATIONS	(1,291,864)	(14.038)		(1,305,902)

Other income (expenses):
Interest expenses	(1,441,911)	-		(1,441,911)
Other income	12,214	820		13,034

Total other income (expense)	(1,429,697)	820		(1,428,877)

LOSS BEFORE INCOME TAXES	(2,721,561)	(13,218)		(2,734,779)

Income tax expense	-	-		-

NET LOSS	$(2,721,561)	(13,218)		$(2,734,779)

Net income attributable to non-controlling interest	(6,979)	-		(6,979)

Net loss attributable to VRDR	(2,728,540)	(13,218)		(2,741,758)

Other comprehensive income:
Foreign currency translation income	27,971	-		27,971
Less: Other comprehensive income attributable to non-controlling interest	(12,750)	-		(12,750)
Other comprehensive income attributable to VRDR	15,221	-		15,221

Comprehensive loss	$(2,713,319)	$(13,218)		$(2,726,537)

Net loss per share
- Basic	$(0.00)	$(0.00)		$(0.00)
- Diluted	$(0.00)	$(0.00)		$(0.00)

Weighted average shares outstanding
- Basic	810,742,109	100,000		810,742,109
- Diluted	819,188,055	100,000		819,188,055

F-15

VERDE RESOURCES, INC.

NOTES TO PRO FORMA FINANCIAL INFORMATION

JUNE 30, 2022

(Unaudited)

NOTE 1 - BACKGROUND

On May 12, 2021, Verde Resources, Inc. (“VRDR” or the “Company”) entered into a Share Sale Agreement among Bio Resources Limited (“BRL”) and its shareholders for the acquisition of the entire 100% equity interest in BRL (the “Share Sale”). The consideration of the Share Sale totalled approximately 321,500,000 shares of the Company’s common stock, at the price of $0.03 per share, equal to the purchase price of $9,645,000, and the issuance of two-year term period’ promissory notes with a principal amount of $20,355,000.

NOTE 2 - BASIS OF PRESENTATION

The pro forma financial information has been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with VRDR’s historical financial statements included elsewhere on Form 10-Q for the quarter ended March 31, 2022, as Exhibits filed with SEC herewith.

The unaudited pro forma combined balance sheet as of June 30, 2022 has been prepared using the following:

•	VRDR’ unaudited historical consolidated balance sheet as of March 31, 2022; and
•	BRL’s audited historical balance sheet as of June 30, 2022, as included elsewhere in this 8-K statement.

The unaudited pro forma combined statement of operations for the year ended June 30, 2022 has been prepared using the following:

•	VRDR’s unaudited historical consolidated statement of operations for the nine months ended March 31, 2022; and
•	BRL’s audited historical statement of income for the year ended June 30, 2022, as included elsewhere in this 8-K statement.

The pro forma financial information does not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on June 30, 2022, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date.

These pro forma financial information does not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between VRDR and BRL since such amounts, if any, are not presently determinable.

NOTE 3 - PRO FORMA ADJUSTMENTS

The pro forma financial statements have been prepared as if the acquisition was completed on June 30, 2022 for the combined balance sheet purpose and reflects the following pro forma adjustment(s):

(a)	To reflect the acquisition of Bio Resources Limited
Dr. Ordinary share 100,000 Dr. Goodwill 25,926,016 Cr. Accumulated deficit 90,466 Cr. Deposit paid for acquisition of subsidiaries 25,935,550

F-16

VERDE RESOURCES, INC.

NOTES TO PRO FORMA FINANCIAL INFORMATION

JUNE 30, 2022

(Unaudited)

NOTE 4 - PRO FORMA LOSS PER SHARE

The pro forma loss per share, giving effect to the share exchange transaction has been computed as follows:

Net loss	$(2,741,758)

Net loss per share - Basic	$(0.00)
Net loss per share - Diluted	$(0.00)

Weighted average number of shares deemed issued and outstanding - basic	810,742,109
Weighted average number of shares deemed issued and outstanding - diluted	819,188,055

F-17